Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, David Pernock, Chief Executive Officer of Fibrocell Science, Inc. (the “Company”), hereby certifies that:

i.	the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Commission Act of 1934; and

ii.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 23, 2012

By:	/s/ David Pernock
David Pernock
Chief Executive Officer
Fibrocell Science, Inc.

A signed original of this written statement required by Section 906 has been provided to Fibrocell Science, Inc. and will be retained by Fibrocell Science, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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